Exhibit 10.28

[Execution Copy]

MANAGEMENT UNIT SUBSCRIPTION AGREEMENT

(Class B Units)

THIS MANAGEMENT UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) by and between BP Healthcare Holdings LLC, a Delaware limited liability company (the “Company”), and Norman C. Payson, M.D. (“Advisor”) is made as of November 29, 2012.

WHEREAS, on the terms and subject to the conditions hereof, Advisor desires to subscribe for and acquire from the Company, and the Company desires to issue and provide to Advisor, 3,830,365 of the Company’s Class B Units (the “Units”); and

WHEREAS, this Agreement is one of several agreements being entered into by the Company or its Affiliates with certain persons who are or will be key employees or advisors of the Company or one or more Subsidiaries (collectively with Advisor, the “Management Investors”) as part of a management equity purchase plan designed to comply with Regulation D or Rule 701, as applicable, promulgated under the Securities Act (as defined below);

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.	Definitions.

1.1 Advisor. The term “Advisor” shall have the meaning set forth in the preface.

1.2 Advisor’s Group. The term “Advisor’s Group” means any Permitted Transferee of Advisor that holds Units.

1.3 Affiliate. An “Affiliate” of, or Person “Affiliated” with, a specified Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

1.4 Agreement. The term “Agreement” shall have the meaning set forth in the preface.

1.5 Blackstone. The term “Blackstone” means Blackstone Capital Partners V L.P. and its Affiliates.

1.6 Board. The “Board” shall mean the Company’s Board of Directors.

1.7 Cause. The term “Cause” shall mean (A) Advisor’s willful and continued failure to substantially perform Advisor’s duties to the Company or any of its Subsidiaries or Affiliates (other than as a result of total or partial incapacity due to physical or mental illness or as a result of Advisor resigning as an Advisor to Apria) which failure has continued for a period of at least 20 days following delivery to Advisor of written demand by the Company or any of its

Subsidiaries or Affiliates specifying the manner in which Advisor has willfully failed to so perform; (B) Advisor’s engagement in fraud or willful dishonesty (other than dishonesty that has no material detrimental impact on the reputation or business of the Company and its Affiliates); (C) any act on the part of Advisor that constitutes a felony (other than traffic offenses), or its equivalent under applicable non-U.S. law (provided that if Advisor’s services employment is terminated for “Cause” as a result of any such act, but is not convicted in respect of, and does not plead guilty or nolo contendere to, the applicable conduct before a court of competent jurisdiction, then the Company shall have the burden of establishing by clear and convincing evidence that such conduct occurred and could reasonably be expected to have a material detrimental impact on the reputation or business of the Company and its Affiliates (and the failure to so satisfy such burden shall result in the termination of Advisor’s employment being without Cause) or (D) Advisor’s material breach of the provisions of Appendix A hereto; provided, further, that “Cause” shall cease to exist for an event on the 90th day following the later of its occurrence or the knowledge thereof by a majority of the Board, unless the Company or any of its Subsidiaries or Affiliates has given Advisor written notice thereof prior to such date. A termination of Advisor shall not be deemed with Cause unless and until there shall have been delivered to Advisor a copy of a finding duly approved by a majority of the entire membership of the Board (not including Advisor), concluding that, in the good faith opinion of such majority, Advisor has engaged in the conduct described in one or more of the clauses above, specifying the particulars thereof in reasonable detail and demonstrating that no cure by Advisor was effected following giving Advisor 20 days to cure the negative impact of such conduct after written notice by the Company or any of its Subsidiaries or Affiliates to Advisor of such conduct, or, in the Board’s good faith reasonable judgment, no cure was possible.

1.8 Change of Control. The term “Change of Control” shall have the meaning set forth in either the LLC Agreement or the Amended and Restated Limited Liability Company Agreement of Apria Holdings LLC, as it may be amended or supplemented thereafter from time to time.

1.9 Closing. The term “Closing” shall have the meaning set forth in Section 2.2.

1.10 Closing Date. The term “Closing Date” shall have the meaning set forth in Section 2.2.

1.11 Company. The term “Company” shall have the meaning set forth in the preface.

1.12 Constructive Termination. The term “Constructive Termination” shall be deemed to have occurred upon (A) the failure of the Company or its Subsidiaries to pay or cause to be paid Advisor’s fees and reimbursable expenses (in each case, if any) when due under the Services Agreement; (B) a reduction in such fees or reimbursable expenses under the Services Agreement or (C) any material breach by the Company or its Subsidiaries or any material agreement with Advisor; provided that none of these events shall constitute Constructive Termination unless the Company fails to cure such event within 30 days after receipt from Advisor of written notice specifying in reasonable detail the event which constitutes Constructive Termination; provided, further, that “Constructive Termination” shall cease to exist for an event on the 90th day following the later of its occurrence or Advisor’s knowledge thereof, unless Advisor has given the Company written notice thereof prior to such date.

1.13 Employee and Employment. The term “employee” shall mean, without any inference as to negate Advisor’s status as a member of the Company for all purposes hereunder (subject to the terms hereof) and for federal and other tax purposes, any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Internal Revenue Code of 1986, as amended) of the Company or any of its Subsidiaries, and the term “employment” shall include service as a part- or full-time employee or advisor or board member to the Company or any of its Subsidiaries.

1.14 LLC Agreement. The term “LLC Agreement” shall have the meaning set forth in the Securityholders Agreement.

1.15 Management Investors. The term “Management Investors” shall have the meaning set forth in the preface.

1.16 Permitted Transferee. The term “Permitted Transferee” means any Person to whom Advisor transfers Units in accordance with the Securityholders Agreement (other than the Sponsor and the Company and their respective Affiliates and except for transfers pursuant to a Public Offering).

1.17 Person. The term “Person” shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

1.18 Public Offering. The term “Public Offering” shall have the meaning set forth in the Securityholders Agreement.

1.19 Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.20 Securityholders Agreement. The term “Securityholders Agreement” shall mean the Securityholders Agreement among the Sponsor, one or more Management Investors and the Company, as it may be amended or supplemented thereafter from time to time.

1.21 Sponsor. The term “Sponsor” means Blackstone.

1.22 Subsidiary. The term “Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such entity.

1.23 Termination Date. The term “Termination Date” means the date upon which Advisor’s employment with the Company and its Subsidiaries is terminated.

1.24 Unvested Units. The term “Unvested Units” means, with respect to Advisor’s Class B Units granted pursuant to this Agreement, the number of such Units that are not “Vested Units”.

1.25 Vested Units. The term “Vested Units” shall mean, with respect to an Advisor’s Class B Units granted pursuant to this Agreement, the number of such Units that are vested, as determined in accordance with Schedule I attached hereto. The Board may elect at any time to treat Units as Vested Units by resolution.

1.26 Vesting Reference Date. The term “Vesting Reference Date” shall mean, November 29, 2012.

2.	Subscription for and Grant of Units; Forfeiture.

2.1 Grant of Units. Pursuant to the terms and subject to the conditions set forth in this Agreement, Advisor hereby subscribes for and agrees to acquire, and the Company hereby agrees to issue and award to Advisor on the Closing Date, 3,830,365 Class B Units in exchange for services performed for the Company and its Subsidiaries by Advisor. Notwithstanding anything to the contrary in the LLC Agreement, Executive’s initial distributions in respect of each Class B Unit granted pursuant to this Agreement (whether or not then vested) shall be foregone and shall instead be distributed in respect of other Units until such time as the cumulative foregone distributions in respect of each such Class B Unit equals $0.10 (the “Delayed Amount Per Class B Unit”). Once the Delayed Amount Per Class B Unit has been foregone, Executive shall then be entitled to receive 100% of all subsequent distributions to holders of Units until Executive shall have received distributions in respect of this sentence per Class B Unit equal to the Delayed Amount Per Class B Unit. Thereafter, Executive shall be entitled to receive distributions in connection with each Class B Unit calculated in the same manner as other Class B Units. The intent of the foregoing exclusion is to ensure that the Class B Units do not participate in a distribution of any profits or increase in the value of the Company created prior to the Closing Date, such that the Class B Units qualify as “profits interests” on the date of the conversion under applicable tax laws.

2.2 The Closing. The closing (the “Closing”) of the grant of Units hereunder shall take place on November 30, 2012. The date of the Closing shall be the “Closing Date”.

2.3 Section 83(b) Election. Within 10 days after the Closing, Advisor shall provide the Company with a copy of a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit A. Advisor shall timely (within 30 days of the Closing) file (via certified mail, return receipt requested) such election with the Internal Revenue Service and shall thereafter notify the Company it has made such timely filing. Advisor should consult his tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of Units.

2.4 Closing Conditions. Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to issue or grant to Advisor any Units unless (i) Advisor is an employee of, or advisor or consultant to, the Company or one of its Subsidiaries on the Closing Date; (ii) the representations of Advisor contained in Section 3 hereof are true and correct in all material respects as of the Closing Date and (iii) Advisor is not in breach of any agreement, obligation or covenant herein required to be performed or observed by Advisor on or prior to the Closing Date.

2.5 Termination; Forfeiture of Units. If Advisor’s employment with the Company and its Subsidiaries is terminated for any reason, all Unvested Units will be forfeited (whether held by Advisor or Advisor’s Group). In addition, if Advisor’s employment with the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries with Cause (or by Advisor when grounds exist for a termination by the Company or any of its Subsidiaries with Cause), all Vested Units also will be forfeited (whether held by Advisor or Advisor’s Group).

3.	Investment Representations and Covenants of Advisor and Representations of the Company.

3.1 Units Unregistered. Advisor acknowledges and represents that Advisor has been advised by the Company that:

(a) the offer and sale of the Units have not been registered under the Securities Act;

(b) the Units must be held indefinitely and Advisor must continue to bear the economic risk of the investment in the Units unless the offer and sale of such Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available (or as otherwise provided in the Securityholders Agreement);

(c) there is no established market for the Units and it is not anticipated that there will be any public market for the Units in the foreseeable future;

(d) a restrictive legend in the form set forth below and the legends set forth in Section 7.3(a) and (b) of the Securityholders Agreement shall be placed on the certificates, if any, representing the Units:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN A MANAGEMENT UNITS SUBSCRIPTION AGREEMENT WITH THE ISSUER, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and

(e) a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Units.

3.2 Additional Investment Representations. Advisor represents and warrants that:

(a) Advisor’s financial situation is such that Advisor can afford to bear the economic risk of holding the Units for an indefinite period of time, has adequate means for providing for Advisor’s current needs and personal contingencies, and can afford to suffer a complete loss of Advisor’s investment in the Units;

(b) Advisor’s knowledge and experience in financial and business matters are such that Advisor is capable of evaluating the merits and risks of the investment in the Units;

(c) Advisor understands that the Units are a speculative investment which involves a high degree of risk of loss of Advisor’s investment therein, there are substantial restrictions on the transferability of the Units and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Units and, accordingly, it may not be possible for Advisor to liquidate Advisor’s investment in case of emergency, if at all;

(d) Advisor understands and has taken cognizance of all the risk factors related to the purchase of the Units and, other than as set forth in this Agreement, no representations or warranties have been made to Advisor or Advisor’s representatives concerning the Units or the Company or their prospects or other matters;

(e) Advisor has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its Subsidiaries, the Securityholders Agreement, the Company’s organizational documents and the terms and conditions of the purchase of the Units and to obtain any additional information which Advisor deems necessary;

(f) all information which Advisor has provided to the Company and the Company’s representatives concerning Advisor and Advisor’s financial position is complete and correct in all material respects as of the date of this Agreement; and

(g) Advisor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

3.3 Other Representations. Advisor acknowledges that Blackstone and its Affiliates may, from time to time, provide services to the Company and its Affiliates for which a fee will be paid by the Company or its Affiliates, including an annual monitoring/advisory fee.

3.4 Representations and Warranties of the Company.

(a) Organization. The Company (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has the requisite power and authority to own or lease and operate its assets and carry on its business.

(b) Authorization. The Company (or its applicable Affiliate) has the requisite power and authority to enter into this Agreement and the Services Agreement dated as of the date hereof between Advisor, the Company, Holdings and Apria (the “Services Agreement”) (together with the LLC Agreement and the Securityholders Agreement, the “Transaction Documents”). The execution, delivery and performance by the Company of this Agreement and the Services Agreement and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company.

(c) Due Issuance and Authorization of Units. The Units being issued pursuant to this Agreement have been duly authorized and upon issuance in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable (to the extent such concepts are legally applicable to membership interests in a Delaware limited liability company).

4.	Competitive Activity. Advisor acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees, in his capacity as an investor and equityholder in the Company and its Affiliates, to the provisions of Appendix A to this Agreement.

5.	Miscellaneous.

5.1 Transfers. Prior to the transfer of Units to a Permitted Transferee, Advisor shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person’s undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Units transferred to such Person will continue to be Units for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Units in violation of any provision of this Agreement or the Securityholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Units as the owner of such Units for any purpose.

5.2 Recapitalizations, Exchanges, Etc., Affecting Units. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Units, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Units, by reason of any dividend payable in Units, issuance of Units, combination, recapitalization, reclassification, merger, consolidation or otherwise.

5.3 Advisor’s Engagement by the Company. Nothing contained in this Agreement shall be deemed to obligate the Company or any Subsidiary of the Company to engage or retain Advisor in any capacity whatsoever or to prohibit or restrict the Company (or any such Subsidiary) from terminating the services of Advisor at any time or for any reason whatsoever, with or without Cause.

5.4 Cooperation. Advisor agrees to cooperate with the Company in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.

5.5 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no Transferee shall derive any rights under this Agreement unless and until such Transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement; and provided further that the Sponsor is a third party beneficiary of this Agreement and shall have the right to enforce the provisions hereof.

5.6 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

5.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York or the State of Delaware, and each of the Company and the members of Advisor’s Group hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the members of Advisor’s Group and the Company hereby irrevocably waives (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware or the State of New York, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

5.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three postal delivery days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

(a) If to the Company:

BP Healthcare Holdings LLC

345 Park Avenue

New York, NY 10154

Attention: Neil P. Simpkins

with a copy (which shall not constitute notice) to:

The Blackstone Group

345 Park Avenue

New York, NY 10154

Attention: Neil P. Simpkins

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Attention: Gregory T. Grogan

If to Advisor:

Norman C. Payson

NCP, Inc., Suite 3

8 Centre Street

Concord, NH 03301

with a copy to:

Skadden Arps Slate Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention:	Paul T. Schnell
Neil P. Stronski

5.9 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter; provided that this Agreement does not modify, amend or supersede the Management Unit Subscription Agreement by and between the Company and Advisor, dated November 21, 2008.

5.10 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5.11 Injunctive Relief. The Company, Advisor and Advisor’s Permitted Transferees each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company, Advisor or Advisor’s Permitted Transferees, as the case may be, irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company, Advisor or Advisor’s Permitted Transferees may seek an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

5.12 Rights Cumulative; Waiver. The rights and remedies of Advisor and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Norman C. Payson, M.D.

BP HEALTHCARE HOLDINGS LLC

By:
	Name:	Neil Simpkins
Title:

SCHEDULE I

Vesting of Units

Initially, all Units will be Unvested Units. The percentage of the Units that will be Vested Units in respect of a Termination Date occurring:

•	prior to 3 months after the Vesting Reference Date, will be 0%

•	on or after 3 months after the Vesting Reference Date, but prior to 6 months after the Vesting Reference Date, will be 6.25%

•	on or after 6 months after the Vesting Reference Date, but prior to 9 months after the Vesting Reference Date, will be 12.5%

•	on or after 9 months after the Vesting Reference Date, but prior to 12 months after the Vesting Reference Date, will be 18.75%

•	on or after 12 months after the Vesting Reference Date, but prior to 15 months after the Vesting Reference Date, will be 25%

•	on or after 15 months after the Vesting Reference Date, but prior to 18 months after the Vesting Reference Date, will be 31.25%

•	on or after 18 months after the Vesting Reference Date, but prior to 21 months after the Vesting Reference Date, will be 37.5%

•	on or after 21 months after the Vesting Reference Date, but prior to 24 months after the Vesting Reference Date, will be 43.75%

•	on or after 24 months after the Vesting Reference Date, but prior to 27 months after the Vesting Reference Date, will be 50%

•	on or after 27 months after the Vesting Reference Date, but prior to 30 months after the Vesting Reference Date, will be 56.25%

•	on or after 30 months after the Vesting Reference Date, but prior to 33 months after the Vesting Reference Date, will be 62.50%

•	on or after 33 months after the Vesting Reference Date, but prior to 36 months after the Vesting Reference Date, will be 68.75%

•	on or after 36 months after the Vesting Reference Date, but prior to 39 months after the Vesting Reference Date, will be 75%

•	on or after 39 months after the Vesting Reference Date, but prior to 42 months after the Vesting Reference Date, will be 81.25%

•	on or after 42 months after the Vesting Reference Date, but prior to 45 months after the Vesting Reference Date, will be 87.5%

•	on or after 45 months after the Vesting Reference Date, but prior to 48 months after the Vesting Reference Date, will be 93.75%

•	on or after 48 months after the Vesting Reference Date, will be 100%;

Notwithstanding the foregoing, immediately prior to, and following, the occurrence of a Change of Control that occurs prior to the Termination Date, 100% of the Time-Vesting Units that are Unvested Units shall become Vested Units;

Except as provided in the immediately preceding sentence, any Units that are Unvested Units on a Termination Date shall be immediately forfeited by Advisor.

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Appendix A

Restrictive Covenants

1.	Confidentiality; Non-Compete; Non-Solicit.

(a) For the purposes of this Appendix A, any reference to the “Company” shall mean the Company and its Subsidiaries, collectively. In view of the fact that Advisor’s work for the Company brings Advisor into close contact with many confidential affairs of the Company not readily available to the public, and plans for further developments, Advisor agrees:

(i) to keep and retain in the strictest confidence all confidential matters of the Company, including, without limitation, “know how,” trade secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Company, learned by Advisor heretofore or hereafter, and not to disclose them to anyone outside of the Company or its representatives, agents or advisors, either during or after Advisor’s services with the Company, except as required by applicable law , in the course of performing Advisor’s duties hereunder or with the Company’s express consent; and

(ii) to deliver promptly to the Company on termination of Advisor’s services by the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company’s business and all property associated therewith, which Advisor may then possess or have under Advisor’s control;

provided that the foregoing shall not apply to information that was or becomes generally available to the public prior to, and other than as a result of, disclosure by Advisor.

(b) During the period of Advisor’s services and, following termination of such services for any reason, for 12 months following the date of such termination, (i) Advisor shall not, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business that competes with a material line of business of Holdings or its Subsidiaries (subject to the following proviso, the “Business”) at any time; provided that for periods after the Termination Date, “material line of business” will be determined as of the Termination Date; (ii) Advisor shall not engage in the Business on Advisor’s own account; (iii) Advisor shall not invest in any such Business, directly or indirectly, as an individual, partner, shareholder, principal, member, trustee or similar capacity and (iv) Advisor shall not solicit or assist in soliciting in competition with Company in the Business, the business of any then current or prospective client or former customer with whom Advisor (or his direct reports) had personal contact or dealings on behalf of the Company; provided, however, that nothing contained in this Section 1(b) shall be deemed to prohibit (i) Advisor’s involvement in any capacity in any health plan, health insurance business or health care financing business, (ii) Advisor from acquiring, solely as an investment, up to five percent (5%) of the outstanding shares of capital stock of any public corporation or (iii) Advisor’s passive investments in existence as of the date hereof.

(c) During the period of Advisor’s services and, following termination of such services for any reason, for 24 months following the date of such termination, Advisor shall not, directly or indirectly:

(i) solicit or encourage any manager or executive of the Company to leave the employment or engagement of the Company; or

(ii) hire any manager or executive of the Company who was employed by the Company as of the date of Advisor’s termination of services with the Company or who left the services of the Company coincident with, or within one year prior to, the termination of Advisor’s services with the Company.

provided, however, that (x) the foregoing clause 1(c)(i) shall not preclude Advisor from (A) making good faith generalized solicitations for employees through advertisements or search firms and hiring any persons through such solicitations if Advisor was not aware of such person’s prior employment with the Company; provided, that Advisor does not encourage or advise such firm to approach any such employee and such searches are not targeted or focused on the Company’s employees, or (B) responding to or hiring any employee of the Company who contacts Advisor at his or her own initiative without any prior direct or indirect encouragement or solicitation from Advisor if Advisor was not aware of such person’s prior employment with the Company and (y) the foregoing paragraph 1(c) shall not apply with respect to the solicitation or hiring on or after January 1, 2014 of any Person who is a resident of New Hampshire (provided that conduct that would otherwise be prohibited by paragraph 1(c) did not occur prior to such date).

(d) If Advisor commits a breach, or threatens to commit a breach, of any of the provisions of Section 1 hereof, the Company shall have the following rights and remedies:

(i) the right and remedy to have the provisions of this Appendix specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

(ii) the right and remedy to require Advisor to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, “Benefits”) derived or received by Advisor as the result of any transactions constituting a breach of any of the provisions of this Section 1, and Advisor hereby agrees to account for and pay over such Benefits to the Company.

Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

(e) If any of the covenants contained in Section 1 or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

A-2

(f) If any of the covenants contained in Section 1, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

(g) The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Section 1 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

(h) It is expressly understood and agreed that although Advisor and the Company consider the restrictions contained in this Section 1 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Appendix A is an unenforceable restriction against Advisor, the provisions of this Appendix A shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Appendix A is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(i) The period of time during which the provisions of this Appendix shall be in effect shall be extended by the length of time during which Advisor is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

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